UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2012

ANNAPOLIS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-22961	52-1595772
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1000 Bestgate Road, Annapolis, Maryland 21401

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (410) 224-4455

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Item 1.02 Termination of a Material Definitive Agreement.

On October 26, 2012, the Board of Directors of Annapolis Bancorp, Inc. (the “Company”) terminated the Company’s 2007 Employee Stock Purchase Plan (the “Plan”) effective October 31, 2012. Under the terms of the Plan, the eligible employees entitled to purchase common stock of the Company at a price equal to 95% of the fair market value of the shares on the date of purchase. The Plan was intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code.

The foregoing description does not purport to be a complete description of the rights and obligations of the Company or the participants under the Plan. The above description is qualified in its entirety by reference to the Plan, a copy of which included in the Company’s Definitive Proxy Statement for the 2007 annual meeting, filed with the Securities and Exchange Commission on April 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANNAPOLIS BANCORP, INC.

Dated: November 8, 2012

/s/ Richard M. Lerner
Richard M. Lerner,
Chief Executive Officer